Exhibit 23.1






CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of E-Tek Dynamics, Inc. of our report dated July 20, 1999, except as to Note 14 which is dated July 27, 1999, which appears on page 24 in the Annual Report on Form 10-K for the year ended June 30, 1999.



/s/ PricewaterhouseCoopers LLP

San Jose, California
November 5, 1999